As filed with the Securities and Exchange Commission on October 3, 2001.

Registration No. 333- _____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DELTEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1252625

(State or Other Jurisdiction of	(I.R.S. Employer

Incorporation or Organization)	Identification No.)

8280 Greensboro Drive
McLean, Virginia 22102
(Address, including zip code, of principal executive offices)

Deltek Systems, Inc. 401(k) Profit Sharing Plan
(Full title of the plan)

Kenneth E. deLaski
President and Chief Executive Officer
Deltek Systems, Inc.
8280 Greensboro Drive
McLean, Virginia 22102
(703) 734-8606
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Kathleen L. Cerveny, Esq.
Reed Smith Hazel & Thomas, LLP
3110 Fairview Park Drive, Ste. 1400
Falls Church, VA 22042
(703) 641-4200

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to	Aggregate Price Per	Aggregate Offering	Registration
to be Registered	be Registered	Share	Price	Fee

Interests in the Deltek 401(k) Profit Sharing Plan	(1)	(1)	(1)	(2)

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Deltek Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”).

(2)	Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to the plan interests being registered hereby.

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Item 2. Registrant Information and Employee Plan Annual Information

      The documents containing the information specified in this Part I will be sent or given to participants in the Deltek Systems, Inc. 401(k) Profit Sharing Plan to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration Statement.

I-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

      The following documents, which have been filed by Deltek Systems, Inc. (the “Company”) (File No. 000-22001) or the Deltek Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

(c)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(d)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2000; and

(e)	The description of the Company’s Common Stock contained in any registration statement or report filed by the Company under the Securities Act or in any report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Officers and Directors.

Section 10 of the Virginia Stock Corporation Act (the “VSCA”) allows for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. The Registrant’s Articles of Incorporation provide for mandatory indemnification of its directors and officers and for discretionary indemnification of any employee or agent to the full extent permitted by the VSCA, including in circumstances in which indemnification is otherwise discretionary under the VSCA. In addition, the Registrant has entered into separate indemnification agreements with certain of its directors and officers setting forth certain procedures and other conditions applicable to claims for indemnification pursuant to the Company’s Articles of Incorporation and agreeing, subject to certain limitations, to obtain and maintain directors’ and officers’ liability insurance coverage for its directors and officers. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

The Company maintains a policy of directors and officers’ liability insurance.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.3	Deltek Systems, Inc. 401(k) Profit Sharing Plan.

23(a)	Consent of Arthur Andersen LLP.

24(a)	Power of Attorney (included on signature page).

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, if the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement; and

provided, however, that paragraphs A(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the issuer’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the Plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on October 2, 2001.

DELTEK SYSTEMS, INC.

By: /s/ Kenneth E. deLaski —————————————————— Kenneth E. deLaski, Chairman of the Board, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Deltek Systems, Inc. 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on October 2, 2001.

DELTEK SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

By: /s/ Donald deLaski —————————————————— Donald deLaski, Trustee

By: /s/ Kate Matthews —————————————————— Kate Matthews, Trustee

By: /s/ Lori Becker —————————————————— Lori Becker, Trustee

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Lori Becker and Robert Gregg and each of them acting individually, as such persons’ true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Kenneth E. deLaski Kenneth E. deLaski	Chairman of the Board, President and Chief Executive Officer	October 2, 2001

/s/ Donald deLaski	Director	October 2, 2001

Donald deLaski

/s/ Lori Becker Lori Becker	Chief Financial Officer and Treasurer (Principal Financial Officer)	October 2, 2001

/s/ Robert E. Gregg	Director	October 2, 2001

Robert E. Gregg

/s/ Darrell J. Oyer	Director	October 2, 2001

Darrell J. Oyer

/s/ Charles W. Stein	Director	October 2, 2001

Charles W. Stein

/s/ Keith Petersen	Director	October 2, 2001

Keith Petersen

INDEX TO EXHIBITS

Exhibit No.	Title of Exhibit

4.3	Deltek Systems, Inc. 401(k) Profit Sharing Plan.

23(a)	Consent of Arthur Andersen LLP.

24(a)	Power of Attorney (included on signature page).